UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, CA	94104

(Address of principal executive offices)	(Zip Code)

(415) 983-8300

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
Revolving Credit Facility
On June 8, 2007, McKesson Corporation (the “Company”) and McKesson Canada Corporation (“McKesson Canada”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with a syndicate of lenders including Bank of America, N.A., as Administrative Agent; Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent; JPMorgan Chase Bank and Wachovia Bank, National Association, as Co-Syndication Agents; Wachovia Bank, National Association, as Letter of Credit Issuer; The Bank of Nova Scotia and Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, as Co-Documentation Agents; and the other lenders party thereto.
The Amended and Restated Credit Agreement renewed and extended the credit agreement dated as of September 24, 2004. The Amended and Restated Credit Agreement provides for a $1.3 billion five-year, senior unsecured revolving credit facility. Borrowings under the credit facility will bear interest at a floating rate based on a base rate (or, in the case of a Canadian dollar borrowing, a Canadian prime rate) or a Eurodollar rate. Other than certain letters of credit, there were no borrowings outstanding at the time the credit facility was renewed.
In the event of certain defaults under the Amended and Restated Credit Agreement, the lenders may elect, among other things, to declare any unpaid amounts obtained under the facility to be immediately due and payable.
The ability of the Company and McKesson Canada to borrow under the credit facility is subject to ongoing compliance with certain financial and other covenants, including a covenant as to the Company’s maximum debt to capitalization ratio. The terms and conditions of the Amended and Restated Credit Agreement, including the financial covenants, are similar to those in the Company’s previous credit facility.
The Company obtained the credit facility for general corporate purposes.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by this item is included in Item 1.01.
Item 9.01     Financial Statements and Exhibits.
     (d)   Exhibits
10.1	Amended and Restated Credit Agreement, dated as of June 8, 2007, among McKesson Corporation, McKesson Canada Corporation, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent with respect to the Canadian Loans and the Bankers’ Acceptance Facility, Wachovia Bank, National Association, as L/C Issuer, and each lender from time to time party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation
Date: June 14, 2007	By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of June 8, 2007, among McKesson Corporation, McKesson Canada Corporation, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent with respect to the Canadian Loans and the Bankers’ Acceptance Facility, Wachovia Bank, National Association, as L/C Issuer, and each lender from time to time party thereto.

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